 Exhibit 99.2

LAW OFFICES
BØRGE NIELSEN
P. ROSS JENSEN (L)
PEDER FIHL (H)
MORTEN JENSEN (H)
JAN HELLMUND JENSEN (L)
THOMAS SCHULTZ (L)

ANDERS TOLBORG (H)
PETER TORNVIG FRUELUND (H)
ULLA SKOV (H)
MIKKI NIELSEN (L)
LUISE CHRISTENSEN (L)

HASSERISVEJ 174
DK-9000 AALBORG
FAX +45 98 12 98 55
PHONE +45 98 12 98 00

J. nr. 46-08372 MJ/-
July 18, 2008

SHARE PURCHASE AGREEMENT

LAW OFFICES
BØRGE NIELSEN

SCHEDULES

Schedule 1:                             (ceased to be relevant)

Schedule 2:	Extracts from the Danish Commerce and Companies Agency (“Erhvervs- og Selskabsstyrelsen”) dated 18 July 2008

Schedule 3:	List of guaranties by Vendor on behalf of the Company

Schedule 4:	Interim Accounts as per 30 June 2008

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BØRGE NIELSEN

This Share Purchase Agreement (the “Agreement”) entered into this day of 18 July 2008 by and between

On the one hand:
Columbus McKinnon Corporation, a New York Corporation, whose registered office is 140 John James Audubon Parkways, Amherst, New York 14228-1197, USA, represented by Timothy Thomas Tevens and Karen Louise Howard

(Hereinafter referred to as the “Vendor”)

and

On the other hand:	Produktionsoptimering Aps, Industrivej 8, 9510 Arden – CVR-nr.31 49 87 91, owned by Henrik Frisch, represented by attorney-at-law Jacob Østervang, Abel & Skovgård Larsen.

(Hereinafter referred to as the “Purchaser”)

WHEREAS

A.
Univeyor A/S, Danish registration no. 61 62 87 11 (hereinafter referred to as the “Company”), is a company incorporated under the laws of Denmark, whose registered office is at Industrivej 8, 9510 Arden.

B.
The Vendor is the owner of the total issued and outstanding share capital of Univeyor A/S, Danish registration no. 61 62 87 11, Denmark, of a total of DKK 22,000,000.00 consisting of a total of 22,000 shares each with a face value of DKK 1,000.00 fully paid up and representing 100 % of the Company’s share capital.

C.
The share capital in the Company is distributed on A and B shares with DKK 10,201,000.00 A shares and 11,799,000.00 B shares. The Purchaser acquires from the Vendor seven (7) share certificates distributed as follows one (1) A share certificate for DKK 201,000.00 (no 1)

one (1) B share certificate for DKK 199,000.00 (no 3)

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one (1) A share certificate for DKK 6,630,000.00 (no 4)

one (1) A share certificate for DKK 3,370,000.00 (no 5)

one (1) B share certificate for DKK 1,170,000.00 (no 6)

one (1) B share certificate for DKK 430,000.00 (no 7)

one (1) B share certificate for DKK 10,000,000.00 (no 8).

The Vendor’s shares in the Company are hereinafter referred to as the “Shares”.

D.	The Purchaser is interested in the purchase of the Shares and the Vendor is interested in the transfer thereof, such transfer to be carried out in accordance with the terms herein.

NOW THEREFORE in consideration of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

1	Definitions

For the application and interpretation of the Agreement, the following terms and expressions shall, unless context otherwise requires, have the following meaning:

“Accounting Principles” means the accounting principles which comply with current international accounting practices and regulations resulting from Danish Law, used on a consistent basis for the production of the Financial Statements of the Company;

 “Agreement” means this Share Purchase Agreement;

“Articles of Association” means the Articles of Association of the Company as set out in Due Diligence Material;

“Board Members” means those persons who are appointed as members of the Board of Directors of the Company as set out in the Due Diligence Material;

“Business Day” means any day (other than Saturdays or Sundays) during which clearing banks are open for business in Denmark;

“Cash” means the aggregate amount of any liquid funds and equivalents with banks and financial institutions excluding cash restricted or blocked or otherwise encumbered.  The definition of Cash does not include any cash in the Company held for the future payment

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 of any contingent liabilities and cash that cannot be accessed without undue time or tax costs.

 “Claim” means any claim of the Purchaser against the Vendor with respect to any Losses cf. clause 10 and any claim of the Vendor against the Purchaser with respect to any Losses/indemnification cf. clause 7.3. and clause 11.;

“Company” means Univeyor A/S, Danish registration no. 61 62 87 11, Industrivej 8, 9510 Arden;

“Completion” means the completion of the purchase of the Shares pursuant to Clause 5 of this Agreement;

 “Completion Date” means the date on which Completion takes place;

“Confidential Information” means any and all information of any kind or nature whatsoever, whether written or oral, including, without limitation, financial information, trade secrets, client and supplier lists and other proprietary business information, regarding the Company, the Vendor or the Purchaser, which information is not known in general public;

“Considerations” means the aggregate amount to be received by the Vendor under this Agreement, as further specified under Clause 4 of this Agreement;

 “Debt” means any financial debt under loan or other financing agreements with banks, other financial institutions and the existing shareholders and their affiliated companies including accrued, unpaid interest and fees on the same. In addition, any unfunded pension liabilities and unpaid corporate tax liabilities will be treated as debt.

 “DKK” means the lawful currency of Denmark;

“Disclosed” shall mean any and all information and documentation fully and fairly disclosed in this Agreement, in Schedules hereto, or in the Due Diligence Material. For the purposes of this Agreement information shall be deemed fully and fairly disclosed if the disclosure was made in a manner that the significance of the respective information disclosed could have reasonably been appreciated by the Purchaser from the face of the respective document(s) in a reasonable joint context;

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“Due Diligence Investigation” means the due diligence investigation of the Company carried out by or on behalf of the Purchaser prior to entering into this Agreement;

“Due Diligence Material” means all the documents which have been available (up and to 16 July 2008) to the Purchaser on the Virtual Datasite: “Project Fjord” during the Due Diligence Investigation. A copy of the Due Diligence Material shall be delivered to the Purchaser on Completion in the form of a DVD.

“EUR” means the currency of the European Monetary Union;

 “Financial Statements” means the audited financial statements of the Company (Statutory accounts) for the financial period ending on the Financial Statements Date as set out in the Due Diligence Material, including the balance sheet and profit and loss account together with the notes thereto and the directors’ and auditors’ report thereon;

“Financial Statements Date” means year 2007/08, ended 31 March 2008;

“Guarantee Period” shall have the meaning set forth under Clause 10.6 of this Agreement;

 “Intellectual Property Rights” shall have the meaning set forth under Clause 6.8 of this Agreement;

“Interim Accounts” shall mean the interim accounts of the Company for the period from the Financial Statements Date and until 30 June 2008 with a balance sheet as of the latter date, which accounts have been reviewed by the Company’s auditor;

“Insurance Policies” shall have the meaning set forth under Clause 6.15 of the Agreement;

 “Loss” or “Losses” shall have the meaning set forth under Clause 7.3; 10.1 and 11.1 of this Agreement;

“Material Adverse Change” means a change with a material negative effect on the business, assets, liabilities, operations, result of the Company taken as a whole, provided however that in no event shall the following constitute a Material Adverse Change: (i) changes resulting from changes in the global economy generally; (ii) changes resulting from changes in the Danish economy generally; (iii) changes in applicable Law or appli

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cable accounting regulations or principles; (iv) changes or effects caused by the announcement of the transactions contemplated by this Agreement, the delivery or execution of this Agreement, or the consummation of the transactions contemplated hereby (v) changes or effects caused by or in any way related to the Purchaser’s negligent handling of the business transfer process in connection with the transaction contemplated by this Agreement;

“Notice of Loss” shall have the meaning set forth under Clause 10.4 and 11.2 of this Agreement;

“Notice of Third Party Claim” shall have the meaning set forth under Clause 10.4 and 11.2 of this Agreement;

“Parties” means the Vendor and the Purchaser, and Party means anyone of them;

“Purchaser’s Knowledge” means the actual knowledge of the Purchaser as represented by Henrik Frisch after having made due inquiries with the Purchaser’s professional advisers and for the avoidance of any doubt all information considered Disclosed ref. the above definition is considered as part of Purchaser’s Knowledge;

 “Purchase price” shall have the meaning set forth under Clause 4.1;

 “Purchaser” means Henrik Frisch or a Special Vehicle, owned by Henrik Frisch;

“Representations and Warranties” means the representations and warranties set out under Clause 6 of this Agreement;

 “Shares” shall have the meaning set forth under the above item B and C of this Agreement;

“Signing” means the date when the Parties sign this Agreement;

“Taxes” means all income taxes and any other direct and indirect taxes, including but not limited to capital gain taxes, transfer taxes, value added taxes, energy taxes, social security taxes and duties, excise charges, withholding taxes and any other taxes imposed by an authority, including all penalties and interest in respect of such taxes;

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“Third Party Claim” shall have the meaning set forth under Clause 10.4 and 11.2 of this Agreement;

”Third Party Rights” mean mortgages, charges, liens, security interests and any other form of third party rights, both actual and potential;

“Threshold Amount” shall have the meaning set forth under Clause 10.3 of this Agreement;

“Vendor” means Columbus McKinnon Corporation, 140 John James Audubon Parkways, Amherst New York 14228-1197, USA;

“Vendor’s Knowledge” means the actual knowledge of the Vendor’s CEO and CFO appointed by the Vendor as the Company’s chairman of the board and vicechairman of the board after having made due inquiries into all relevant matters with management and key employees of the Company;

2	Rules of interpretation

       This Agreement shall be interpreted pursuant to the special rules of interpretation set forth below and, in the alternative by the general principles of interpretation of Danish Law:

a)	The headings in this Agreement do not affect its interpretation;

b)
The schedules form an integral part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the schedules to it;

c)	A reference to a recital, clause, paragraph, or schedule is a reference to a recital, clause, paragraph or schedule to this Agreement;

d)	If a period is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

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3	Sale and purchase of the Shares

The Vendor shall sell and the Purchaser, in reliance upon the Representation and Warranties set forth below, shall purchase the Shares, representing one hundred per cent (100%), with full title guarantee free from all claims, liens, pledges, charges and encumbrances whatsoever.

The Shares shall be transferred on Completion together with all rights and advantages which are or may at any time become attached to them.

The Parties acknowledge that it is of essence to this Agreement to procure the transfer of the entirety of the business of the Company as it has been carried out to date by means of transferring the Shares. Such business includes, amongst others, the Company’s assets and liabilities, customer bases, intellectual property rights, brands and commercial names, rights to existing contracts and all operations carried out directly or indirectly by the Company.

4	Considerations

The consideration for the Shares referred to under Clause 4.1 below and for the Non-Competition undertaking referred to under Clause 8 below consists of an agreed purchase price.

4.1	Purchase Price

The Purchase price for the Shares is set at DKK 1 to be paid in cash at Completion Date.

The said Purchase Price is based on the assumption that the Company is acquired on a cash and debt free basis. Not later than at Completion the Vendor shall make a capital injection (by way of a capital increase) in the Company which implies an injection of a cash amount covering the net debt (i.e. intercompany loan, bank facility drawdown and mortgage debt – cf. schedule 4), as further set out in clause 5.2.1.

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4.2	Guarantees

The Purchase Price has been set based on the assumption that the Purchaser undertakes to make Dansk Kaution release the Vendor for its obligations under the guarantees issued by the Vendor in favour of Dansk Kaution for an amount up to MDKK 25 mio.

In case such release has not been presented by the Purchaser to the Vendor on Completion the Purchaser is obliged to make Industrial Automation Group A/S company No (CVR-no.) 29 52 07 63 issue a letter of indemnification to the Vendor confirming that Industrial Automation Group A/S indemnifies the Vendor for all claims under the guarantees for which the Purchaser has not been released.

5	Completion

5.1	Completion Date

Completion shall take place at the offices of Law Offices Børge Nielsen, Hasserisvej 174, DK-9000 Aalborg, and shall commence at 10:00 a.m. local time on 25 July 2008 or on such other date as may be agreed in writing between the Parties.

5.2	Conditions Precedent

5.2.1
The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the following conditions precedent being satisfied by the Vendor or waived by the Purchaser prior to or on the Completion Date:

a)	The Representations and Warranties made under Clause 6 of this Agreement shall be materially true, complete and not misleading as of Signing as well as Completion Date;

b)	All the agreements and covenants required by this Agreement to be complied with and performed by the Vendor on or prior to Completion Date shall have been complied with or performed in all respects;

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c)
The pledge of the Shares under share certificate 4 and 6 to Fleet Capital Corporation in security of the Vendor’s commitment, cf. the Due Diligence Material, must be redeemed so that the Shares are transferred to the Purchaser free from any charge or encumbrances cf. Clause 3;

d)
Evidence to the effect that the Vendor has provided the necessary funds (by way of a capital increase in the Company made and financed by the Vendor) for the Company to be able to repay its net debt at 30 June 2008 to (i) the Vendor (so that the Company is not in any way liable to the Vendor), (ii) Nordea Bank and (iii) mortgage institutions (such repayment to be made by the Purchaser, cf. Schedule 4. The Purchaser can decide not to repay the debt related to the mortgage until such debt falls due);

e)	Delivery by the Vendor to the Purchaser of:

a.	The Certificate of Incorporations and Articles of Association of the Company;

b.	Letters of resignation signed by each board member of the Company confirming that none of the Board Members have any outstanding claims against the Company;

c.
Draft minutes of Shareholder Resolution of the Company providing for the resignation of the Board of Directors and the election of a new Board of Directors and auditor to be appointed immediately after Completion;

d.	The Registry book of Shares duly endorsed, showing the unconditional transfer of the Shares to the Purchaser;

e.	Execution and delivery of filing forms to the Danish Commerce and Companies Agency with respect to changes to be made, cf. item b above and

f.	A board resolution and/or shareholders resolution, where applicable, of the Vendor approving the sale of the Shares.

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g.	From the date of this Agreement and through the Completion Date, there shall have occurred no Material Adverse Change.

5.2.2	Conditions to be met by the Purchaser

a)	Delivery by the Purchaser to the Vendor of:

a.	DKK 1, as described in Clause 4.1, in cash payable to the Vendor by wire transfer to such bank account(s) specified by the Vendor prior to Completion;

b.
Evidence to the effect that the parent guarantee as mentioned in section 4.2.  from the Vendor to Dansk Kaution has been released by Dansk Kaution in the form of a letter from Dansk Kaution confirming that the Vendor has been released from its obligations towards Dansk Kaution, cf. clause 4.2. alternatively a letter of indemnification as mentioned in clause 4.2;

c.	A list of names of the Company’s new Board of Directors to be appointed immediately after Completion.

5.2.3
If any of the conditions is not fulfilled or waived by the relevant Party on or before Completion, the Party not obliged to fulfil the relevant conditions, without prejudice to any other remedies available to such Party, shall be entitled to terminate this Agreement by notice in writing to the other Party. In such event, the Party’s further rights and obligations shall cease immediately, provided that rights and liabilities of the Parties which have accrued prior to termination shall continue to subsist.

Immediately after Completion, an extraordinary General Meeting in the Company will be held providing for the resignation of the Board of Directors of the Company and the election of a new Board of Directors.

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5.3	Simultaneous occurrence of actions taken at Closing

Each of the actions required to be performed at Completion pursuant to Clauses 5.2.1 and 5.2.2 shall be deemed to have occurred at the same time and none of such actions shall be considered performed until and unless all such actions have been performed.

5.4	Completion memorandum

Completion shall be documented by a Completion memorandum. Not later than three Working Days prior to the contemplated Completion Date, the Purchaser shall provide the Vendor with a revised updated draft of the Completion memorandum.

6	The Vendor’s Representation and Warranties

The Vendor and the Purchaser acknowledge that this Agreement is entered into on the basis of the economic and financial situation of the Company and the actual circumstances as are reflected in the Financial Statements which are part of the Due Diligence Material, as well as on the basis of the Purchaser’s reliance on the Representations and Warranties in this Clause 6 and on the schedules (Schedule 1-3) to this Agreement, all of which are considered of essence to this Agreement.

Prior to entering into this Agreement, the Purchaser has carried out the Due Diligence Investigation. By signing this Agreement, the Purchaser confirms that the Purchaser has not, in connection with the Due Diligence Investigation or otherwise, found any circumstances or factual information which would give the Purchaser cause to make any Claims on the basis of the Vendor’s Representations and Warranties (in Danish: “garantier”) in this Agreement. The Purchaser is not entitled to make any Claims against the Vendor on the basis of the Vendor’s Representations and Warranties in this Agreement due to circumstances which directly appears from the Due Diligence Material or due to circumstances which the Purchaser has or should have established, observed or acknowledged by its investigation of the Due Diligence Material.

Subject to the matters disclosed by the Vendor in the Due Diligence Material, the Vendor hereby makes the following Representation and Warranties to the Purchaser applying to the Company, cf. Clause 6.1 - 6.17.

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The Vendor represents and warrants to Purchaser that each of the statements made by Vendor in this Clause 6 is true, complete and accurate and give a true, complete and fair view of the Company.

Except for the Representations and Warranties made by the Vendor under this Agreement, cf. Clause 6.1 - 6.17, the Vendor does not make any representations, warranties or guarantees of any kind or nature regarding the purchase or any matter or transaction referred to or contemplated in this Agreement.

6.1	Full disclosure:

To the best of the Vendor’s knowledge, the Vendor has fulfilled the obligations under Danish law loyally to inform the Purchaser of any facts and information capable of having a material, negative impact on the Company (“sælgers loyale oplysningsforpligtelse”).

To the best of the Vendor’s knowledge, information and belief, there are no facts, information or other matters which have not been disclosed in the Due Diligence Material and which renders or which might render any of the disclosed material untrue, incomplete, inaccurate or misleading in any material respect.

All verbal information given by the Vendor and the Company to the Purchaser or to representatives of the Purchaser in anticipation of this Agreement was when supplied given in good faith and in the honest belief that the same was correct in all material respects and not misleading.

6.2	Due execution

6.2.1	Execution and Delivery. Valid and Binding Agreements

This Agreement has been duly executed by the Vendor and constitutes the valid and binding obligations of the Vendor, enforceable in accordance with its terms and no further action needs to be taken on his part for the valid and effective authorization, execution, delivery and performance of this Agreement.

6.2.2	Governmental and Third Party Authorities and Consents

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Except for any requirements based on the Vendor’s status as listed on the NASDAQ Exhange neither the Vendor nor the Company is required to submit any notice, report or other filing with any governmental authority or third party in connection with the execution or delivery by the Vendor of this Agreement or the consummation of the transactions contemplated hereby; and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement of the transactions contemplated hereby.

6.2.3	No conflict

The execution, delivery and performance of this Agreement by the Vendor and the consummation by the Vendor of the transactions contemplated hereby:

a)
do not conflict with or result in any breach of any of the provisions of any agreement binding on the Vendor or the Company, constitute a default there under, result in the creation of any lien, right of acceleration of maturity or right of termination thereof and;

b)
do not violate, conflict or constitute a default under any provisions of the applicable law or violate any judgement, order, injunction, decree or award of any court, administrative agent or governmental body against or binding upon the Vendor or the Company.

6.3	Corporate Affairs

6.3.1	Due Incorporation, Registration and Existence

The Company is duly incorporated and validly existing in accordance with Danish law. The Company has been duly registered and any and all registration has been kept up to date in accordance with all applicable laws and regulations. The Articles of Association and the company books of the Company comply with current law and regulations contain all amendments made to date and are correct and complete as the date of this Agreement.

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There has neither been proposal made or resolution adopted for the dissolution or liquidation of the Company nor do any circumstances exist which may result in the dissolution or liquidation of the Company and no proposal has been made or resolution adopted for the merger of the company with any other entity.

6.3.2	Corporate resolution

All decisions of the management bodies of the Company (in particular, the Board of Directors and the General Meetings) have been taken in accordance with the laws of the Company, and all applicable current laws and regulations.

The extracts from the Commerce and Companies Agency dated 18 July 2008 and attached as Schedule 2 hereof are true and complete and records all the resolutions adopted by the relevant corporate bodies of the Company that are subject to registration.

There are no resolution or decisions adopted by the Company’s shareholders, management body, managing directors or attorneys which have not been fully executed or implemented or, being subject to registration with the Commerce and Companies Agency, have not been duly filed for registration.

6.3.3	Records

All accounts, books, financial records and other records of a similar nature of the Company:

a)
have been fully, properly and accurately maintained in conformity with Danish legislation in force, are in the possession of the Company and contain a true, fair and accurate record of all matters required by law to be entered therein;

b)
do not contain or reflect any material inaccuracies or discrepancies, and no notice or allegation that any of such accounts, books, financial records and other records are incorrect or should be rectified, has been received by the Company;

c)	are complete, correct and properly arranged;

d)	contain all material documents which must be or are usually kept by enterprises of the same nature as the Company.

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The Company has, with respect to the last three (3) years, filed their annual reports with the relevant authorities.

6.3.4	Share capital

The Share capital of the Company is represented by:

Columbus McKinnon Corporation:                                                                         10,201 shares of DKK1,000.00 each (A

shares)

Columbus McKinnon Corporation:                                                                         11,799 shares of DKK1,000.00 each (B

shares)

each fully subscribed and paid up, duly authorized and validly issued.

The Company has not issued any equity securities other than the shares that comprise its registered issued share capital, and no rights, options or other agreement of any nature exists which will or may result in the allotment or issue of any securities by the Company.

6.3.5	Registry Book of Shareholders

The Registry Book of Shareholders of the Company, copies of which are a part of the Due Diligence Material, gives a true, fully accurate and not misleading view of the current owners of the titles representing the share capital of the Company as of the date hereof and of any encumbrances existing over the Shares.

6.3.6	Full Title

The execution and delivery by the Vendor of a duly endorsed Registry Book of Shareholders assign good title to the Shares and control of all dividends, voting rights and any other rights pertaining to the Shares.

6.4	Operations

6.4.1	Conformity with Laws

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To the best of the Vendor’s knowledge, the Company has complied, in all material respects, with all applicable laws, regulations, licenses and other requirements, which affect its business, and to which it may be subject, and no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements.

To the best of the Vendor’s knowledge there are no past or present events which may interfere in any material respect with the conduct of the business of the Company or prevent the continued compliance with any of the said laws, regulations, licenses and other requirements, or which may give rise to any liability, or otherwise form the basis of any claim, proceeding or investigation.

6.4.2	Related Transactions

Apart from what expressly appears from the Due Diligence Material, neither the Vendor nor any director of the Company, nor any member of the family of any such Vendor, director, nor any entity in which any of such persons own any beneficial interest has:

a)	any agreement with the Company or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company, or

b)
any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature.

The Company does not own and has not agreed to acquire any asset or to enter into any other transaction, and has not received or agreed to receive any services or facilities, the consideration of which was or will be determined other than on arm’s length basis.

6.5	Financial Statements

The Financial Statements have been drawn up in accordance with the Accounting Principles.

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The Financial Statements are valid and genuine and give a fair and genuine representation of the financial, contractual and commercial position of the Company, respectively, as at the Financial Statements Date.

The Financial Statements are materially exact and correct in all matters, including each entry and each line, and reflect the totality of the Company’s assets, liabilities and obligations, whether due or accruing, as at the Financial Statements Date.

With the exception of those referred to in the Financial Statements or the Due Diligence Material, the Company has no off-balance-sheet undertakings as of the Financial Statements Date.

In particular, the Company has not as of the Financial Statement Date granted any guarantee endorsement or surety or issued any comfort letters in respect of the performance of contractual obligations.

As of the Financial Statements Date, the accounts receivable as reflected in the Financial Statements were validly existing, undisputed and not subject to any rights of set-off, counterclaims, or unusual risks, apart from usually occurring commercial set-offs, counterclaims and risks from reasonable and usual actions in the ordinary course of business.

Moreover the Financial Statements do allow for reasonable and usual complaints and claims of any kind or nature arisen in business relations in the ordinary course of business.

6.6	Contracts

6.6.1	Contracts to which the Company is a party

In the ordinary course of business, the Company has entered into contracts to which the Company is a party. Such contracts are validly existing and enforceable in accordance with their terms, and none of such contracts have been materially breached by the Company, or to the best of Vendor’s knowledge by the counterparty, and to the best of the Vendor’s knowledge, there are no circumstances likely to give rise to such breaches.

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Apart from the contracts mentioned in the Due Diligence Material or otherwise disclosed to the Purchaser, there are no significant, contractual obligations incumbent on the Company.

6.6.2	No contracts with particularly onerous terms and conditions

The Company is not a party to any contract, agreement, transaction, obligation, commitment, understanding or other which;

a)	the Company will be incapable of performing save for making substantial changes in their financial or commercial position;

b)	have been entered into subject to conditions other than conditions accepted in the ordinary course of business (at arm’s length);

c)	involves obligations, restrictions or expenditure of an unusual, onerous or exceptional nature outside the ordinary course of business;

d)	include provisions, which have been breached by the Company, or to the best of Vendor’s knowledge by the counterparty.

6.7	Debts and Obligations

The Company has no debts, including bank borrowings, credit facilities, loans, dividends due and payable, overdrafts, finance lease liabilities, hire purchase liabilities, invoice factoring liabilities or any other indebtedness of any nature whatsoever other than such borrowings as shown in the Financial Statements or as otherwise disclosed to the Purchaser in the Due Diligence Material.

6.8	Intellectual Property Rights

6.8.1	Title

The Company owns and possesses, on an exclusive basis, all right, title and interest, or holds a valid license, in and to the rights in utility models, EU-designs, trademarks, trade names, domain names or other intellectual property rights stated in the Due Diligence Material (the “Intellectual Property Rights”).

None of the Intellectual Property Rights are subject to any charges or encumbrances.

6.8.2	Payments

The Company has duly and punctually made all payments due with respects to their Intellectual Property Rights.

6.8.3	Third party rights

No legal action by any third party contesting the validity of any Intellectual Property Rights owned by the Company has been made. Moreover no legal action has been commenced concerning any infringement, misappropriation or violation of any intellectual property rights of any third party.

6.9	Plant, machinery and other assets

The Company has the title to the plant and machinery, other fixtures and fittings, tools and equipment which are mentioned specifically in the fixed assets register of the Company as stated in the Due Diligence Material.

The Company has proprietary title to the assets and rights reflected in the 2008 annual accounts of the Company, except for the assets acquired or sold in the ordinary course of business in the period from the balance sheet date. The assets and rights of the Company are free from any Third Party Rights whatsoever unless otherwise specified in the 2008 annual accounts of the Company. The material assets of the Company are in good and lawful state and condition and in working order. The value of each and all assets of the Company are as set out in the 2008 annual accounts of the Company.

The Company’s stock and work-in-progress are the absolute property of the Company and are valued according to principles of merchantability.

6.10	Computer System

The computers, software and software packages used by the Company are owned by the Company, or are subject to valid licenses, authorizations or rights of use for the benefit of the Company. All amounts, if any, payable by the Company under such licenses, authorisations or user rights have been duly paid. No employees of the Company is entitled

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to receive any royalty in respect of the use, development and exploitation by the Company of their licenses of the software owned by the Company.

6.11	Premises

6.11.1	Real Property

The Company has the title to the land and buildings in Arden as stated in the Due Diligence Material.

All premises used by the Company are fit for the purpose for which they are currently used, and the Company has complied in all material respects with all health and safety and planning laws relation thereto.

The Company is not in breach of any contracts in relation to the real properties and has paid all charges, land taxes and duties when due. In each case there is no breach or non-compliance which, individually or in the aggregate, would have a material adverse effect on the Company and, to the best of the Vendor’s knowledge there are no circumstances likely to give rise to such breach or non-compliance.

6.12	Tax

The Company has in all material respects within relevant limits:

a)	correctly made and filed all returns and given all notices required to be given for all tax purposes and information contained in such returns and notices were all full and accurate; and

b)	paid or accounted for all tax, including tax required to be deducted or withheld from payments.

The Company is not subject of any pending or threatening tax dispute or investigation nor has the Company received any inspection notice;

The Vendor is not aware of any circumstances which may give rise to any other such tax audit or dispute.

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The Company has correctly determined and duly reported VAT to the authorities and there are no disputes pending on either the Company’s assessments thereof nor the best of Vendor’s knowledge are any such disputes likely.

6.13	Litigation

No legal actions, arbitration, suits, orders or administrative investigation or conciliation procedure or any employment litigation or claim involving the Company, nor any procedure of a contentious nature is currently in progress or pending or threatened against the Vendor, the Company, or their directors or initiated by any of them against third parties and, to the best of Vendor’s knowledge, there is no basis for any litigation being initiated. No governmental authority is currently inspecting the Company, and to the best of the Vendor’s knowledge no circumstances exist which could give rise to any such inspection.

6.14	Employees

6.14.1	Current Employees

Apart from usual pay regulations in the month of April each year (next time in April 2009) with the employees in the ordinary course of business, cf. employment contracts comprised by the Due Diligence Material there is no outstanding commitment (whether legally binding or not) to increase the remuneration of any employee of the Company.

6.14.2	Employee Benefits

Information on employee benefits such as pension schemes with Danica Pension, profit-sharing schemes, life or health insurance or other employee benefits such as free car, telephone, internet etc. is mentioned in the Due Diligence Material.

Apart from what is mentioned in the Due Diligence Material, there are no pension schemes, profit-sharing schemes, life or health insurance or other employee benefit schemes of whatever nature in existence or proposed or due to take effect after the date of Completion.

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The Company is not subject to (i) any uncovered commitments regarding pension or insurance, (ii) any obligations to pay severance pay (other than those required by law), (iii) obligations to pay bonus, (iv) obligation under employment and labour law other than what follows from the contracts of employment concluded by the Company or rules of law, or (v) other unusual and/or particularly onerous terms of employment (as to nature or amount).

6.14.3	Salaries and other payments

The Company is up to date with the payment of salaries and Social Security payments.

The Company does not have any liability to make any payment to or for the benefit of any person in respect of past service, workers compensation or the termination of the employment of such or any other person.

6.14.4	No special advantages

Apart from the persons listed in the Due Diligence Material, none of the employees or agents of the Company benefit from provisions in the event of dismissal or redundancy which would oblige the Company to pay amounts exceeding those amounts provided pursuant to law and applicable collective agreements. None of the employees of the Company has the right to a pension or other advantage at the time of retirement which exceeds that which is provided under law.

6.14.5	Disputes

No dispute has arisen within the last year between the Company and any of their employees (past or present). To the best of Vendor’s knowledge, there are no circumstances likely to give rise to any such dispute.

6.15	Insurance

The insurance policies subscribed by the Company (the “Insurance policies”) are part of the Due Diligence Material.

The Company is not in default in the payment of premiums with respect to insurance policies which are all in full force and effect.

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The Company is up to date with the payment of the premiums due for each of the Insurance Policies. To the best of the Vendor’s knowledge, there are no circumstances which could result in the Insurance Policies being void or non-enforceable or which may cause the premiums to be increased or the deductibles to be reduced.

To the best of the Vendor’s knowledge, there are no circumstances as of the date of this Agreement which would enable the Company to make any claim under any of the Insurance Policies.

6.16	Environmental

To the best of the Vendor’s knowledge, the Company does comply and has at all time complied in all respects with any and all requirements imposed by any relevant environmental and health and safety laws and regulations.

No soil on property currently or formerly owned or leased by Vendor is to the best of the Vendor’s knowledge polluted.

6.17	Absence of Changes

The Vendor is not aware of any acts or omissions since the Financial Statements Date that might have a significant impact in the value or the results of the Company. Since the Financial Statements Date, there has been no:

•	Material Adverse Change in the business or financial conditions of the Company.
•	Destruction, damages or loss, whether covered by an insurance or not, substantially affecting the assets and operations of the Company.
•	Increase in the salaries or any other remuneration, pensions, insurance premiums payable by the Company with respect to its employees, directors or agents.
•	Sale or encumbrance over the Shares or over any other material assets inherent to the operation of the business.
•	Contracts entered into by the Company other than those within the ordinary course of business of a long term or unusual nature, which could involve an obligation of material nature.
•	Money lent or borrowed by the Company outside the ordinary course of the business.
•	Loss of clients or suppliers substantial to the business.
•	Material Adverse Change in the terms of the contracts entered into by the Company, including those with suppliers and clients.
•	Generally, acts or omissions other than those within the ordinary course of the business.

7	The Purchaser’s Representations and Warranties

The Purchaser hereby makes the following representations and warranties to the Vendor:

7.1	Power and authority of the Purchaser

The Purchaser is a company duly registered and validly existing under the laws of Denmark.

It has full power and authority to purchase one hundred (100) per cent of the Shares and to perform all other undertakings hereunder and the execution, delivery and performance of this Agreement. This Agreement is a valid and binding obligation enforceable against it in accordance with the terms herein.

7.2	Due execution

7.2.1	Execution and Delivery. Valid and Binding Agreements

This Agreement has been duly executed by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms and no further action needs to be taken on its part for the valid and effective authorization, execution, delivery and performance of this Agreement.

7.2.2	Governmental and Third Party Authorities and Consents

The Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby; and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

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7.2.3	No conflict

The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby:

a)
do not conflict with or result in any breach of any of the provisions of any agreement binding on the Purchaser, constitute a default thereunder, result in the creation of any lien, right of acceleration of maturity or right of termination thereof or require the prior consent of any counter party or third party and;

b)
do not violate, conflict or constitute a default under any provisions of the applicable law or violate any judgement, order, injunction, decree or award of any court, administrative agent or governmental body against or binding upon the Purchaser.

7.3	Indemnification

The Purchaser shall indemnify in full the Vendor and hold it harmless against any direct loss, liability, deficiency, damage, expense or cost, which the Vendor may suffer, sustain or become subject to as a result of any misrepresentation in the representations and warranties in the above Clause 7.1 and 7.2.

8	Non-competition undertaking

8.1	Scope

The Vendor (or any Company controlled by Vendor) shall, not directly or indirectly for the duration set forth in clause 8.2:

a)
carry on or be engaged or interested in any activity competing with that of the Company at Completion Date (defined as conveyor, sortation and palletising systems in Scandinavia), or hold any post of any nature, remunerated or otherwise, in a business involved in activities of such kind;

b)
Solicit or endeavour to entice away from the Company or offer an employment contract or employ or enter into any contract for services with any person who is, at Completion Date, employed by the Company;

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c)
Solicit or endeavour to solicit from, or the services of, or deal with, any person, or entity whatsoever who or which is or has been in contact with the Company during the period of one (1) year preceding Completion Date (whether as customer or otherwise) and with the purpose of carrying out activities which would compete with those of the Company as defined above;

d)	Except so far as may be required by law, disclose to any person or use to the detriment of the Company any trade secret or other Confidential Information relation to the Company or its business.

8.2	Duration

This non-competition undertaking shall remain in force for the Vendor for one (1) year as from the Completion Date and shall be applicable worldwide.

8.3	Violation

Violation of clause 8 may be met by injunction without security, and violation constitutes liability to pay full damages to the Company.

9	Undertakings of the Parties during the period between Signing and Completion

9.1	Undertakings of the Vendor

In the period between Signing and Completion the Vendor is entitled and obliged to run the Company as usual, including trying reasonable and usual actions in the ordinary course of business and consistent with the past practice. Nevertheless, the Vendor, in respect of the Company, undertakes to ensure that during the period between the signing of this Agreement and Completion none of the following extraordinary actions shall directly or indirectly be taken, proposed or agreed to by the Company without prior written consent of the Purchaser:

a)
resolve or effect any changes in the articles of association or any other constituent documents of the Company, or any change in the authorised or issued share capital or the issue, sale or disposal of any shares, debentures of other securities or the

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b)	grant of any options, warrants or other rights of any kind to acquire over any shares, debentures or other securities or the contribution of capital; or

c)	the declaration, waiver of payment of any dividend or making any other form of distribution, payable in cash or shares or otherwise; or

d)	the sale, lease, license or other disposal of any fixed assets; or

e)
the employment of any additional key employees, or making any decisions as regards key employees, including the director or executive officers, concerning salary, pension schemes, profit-sharing and/or other employee benefit schemes of whatever nature in existence; or

f)	incurring any indebtedness or issuing any debt securities or assuming, guaranteeing or endorsing, or otherwise becoming responsible for, the obligation of any person, making any loans or advances; or

g)	enter into any material or out of the ordinary contracts or commitments; or

h)
undertake or abstain from any action if to do so could result in the Vendor not being able to fulfill its obligations provided for in this Agreement, whether the effects thereof would occur prior to or after Completion.

9.2	Undertakings of the Purchaser

The Purchaser undertakes to procure that the Board Members will be discharged from liability for their administration prior to Completion at the next annual general meeting of the shareholders of the Company.

10	Indemnity by Vendor

10.1	Scope of the Vendor’s liability to the Purchaser

Subject to Clauses 10.3, 10.4 and 10.6, the Vendor shall immediately prior to the Completion Date, be liable to indemnify in full the Purchaser and hold him harmless, against any direct loss, liability, deficiency, damage, expense or cost (exclusive for the avoidance of doubt any indirect losses, e.g. consequential loss) which the Company or the Purchaser may suffer, sustain or become subject to, in excess of the amounts and concepts for which any express allowance, provision or reserve has been made in the Financial Statements, as a result of:

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a)	any misrepresentation in any of the Representations and Warranties;

b)	any breach of, or failure to perform, any obligation of the Vendor contained in this Agreement;

c)
third party claims arising from situations occurred prior to Completion, except, however, reasonable and usual complaints and claims of any kind or nature arisen in business relations in the ordinary course of business, including costoverruns ongoing projects as per Completion and normal disputes regarding systems performance, warranties etc.;

d)
liabilities of any kind arising from circumstances occurring prior to the date of this Agreement of which Vendor had knowledge and which were not adequately reflected or provisioned in the Financial Statements or otherwise disclosed to the Purchaser in the Due Diligence Material;

e)	any claims resulting from taxes attributable to the Company for any period prior to the date of this Agreement plus any penalty or interest;

(collectively, “the Losses” and individually a “Loss”).

If the Vendor pays to the Purchaser an amount in discharge of a Claim for a Loss and the Purchaser or the Company subsequently recovers (whether by payment, discount, credit, relief, insurance or otherwise) from a third party (including any tax authority) a sum which is referable to the Loss, the Purchaser shall (or, as appropriate, shall procure that the Company shall) forthwith repay to the Vendor an amount equal to the sum recovered from the third party (or the value of the relief obtained, calculated by reference to the amount saved) less any reasonable out-of-pocket costs and expenses incurred by the Purchaser or the Company in recovering the same and any tax suffered on the receipt.

If any Claim shall arise by reason of some liability, which at the time that the Claims is notified to the Vendor are contingent only, the Vendor shall not be under any obligation to make any payment to the Purchaser in respect of such Claim until such time as the contingent liability becomes due.

The amount of the Losses shall be reduced by:

a)	any amount received from a third party in relation to a Claim;

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b)	the amount of any reduction or recovery of taxes that is received in relation to any event at the origin of the Claim; and/or,

c)
any amount of an indemnification received under an insurance policy in place before the Completion Date or in place after the Completion Date in the latter event, however, after deduction of a proportional part of the annual premium paid for the relevant policy, in each case after deduction of any reasonable costs borne by the Purchaser or the Company as the case may be in connection with the recovery of any such amounts.

10.2	Beneficiary of the Indemnity

The Purchaser shall have the option to decide whether the amounts claimed as Losses have to be paid to the Company or to the Purchaser.

10.3	Thresholds and caps

The Purchaser is not entitled to make any Claim until the aggregate Losses claimed under this Agreement exceed a sum which is equal to DKK 100,000.00 of the Purchase price (the “Threshold Amount”) at which point the Vendor shall be liable for the whole amount and not just for the excess of the Threshold Amount. It is specified that any individual Loss under this Agreement shall amount to at least 1,000,000.00 of the Purchase price, so that any individual Loss below this amount cannot be aggregated to reach the Threshold Amount. Individual Claims arising out of events or circumstances of identical or similar nature shall be aggregated and deemed to constitute one Claim for the purpose of this Clause 10.3.

The maximum liability of the Vendor to the Purchaser’s Claim under this Agreement shall not exceed, in the aggregate, a sum which is equal to DKK 5,000,000.00 of the Purchase price.

No limitation on the Vendor’s liability under this Agreement shall apply to any Claim for tax and/or Claim for breach of warranty or for breach of any other provisions of this Agreement which (or the delay in discovery of which) is the result of dishonest, deliberate or gross negligence of the Vendor prior to the date hereof.

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10.4	Procedure for substantiating a claim

In the event that the Purchaser should wish to make a Claim against the Vendor for any amount under this Agreement, the following rules shall be applied.

As for any Claim, the Purchaser shall notify the Vendor in writing on the existence of a Claim – either submitted as a “Notice of Loss” or a “Notice of a Third Party Claim” cf. below paragraphs a) and b) – within fifteen (15) Business Days after the Purchaser becomes or should become aware of the Claim.

If the Purchaser has not notified the Vendor of the Claim within the above time limit, the Purchaser forfeits any right to sustain the claim against the Vendor, cf. Clause 10.

a)	Direct Losses

The Purchaser shall provide the Vendor with a notice on the existence of the Claim (the “Notice of Loss”) quantifying the amount of the Losses and accompanying reasonable documentation supporting the Claim. Within fifteen (15) Business Days following receipt of the Notice of Loss, the Vendor shall be under the obligation to either:

1.	pay the amount specified in the Notice of Loss or;

2.	provide the Purchaser with a written report on the reasons why the Vendor disagrees either with the existence of a Loss or with the quantification thereof made in the Notice of Loss.

If the Vendor disagrees either with the existence of a Loss or with the quantification thereof made in the Notice of Loss, the Parties shall use all reasonable endeavours to resolve the matter on an amicable basis. If the Parties are unable to resolve the matter within a period of thirty (30) Business Days following the Purchaser’s receipt of Vendor’s written report, cf. above, the dispute shall be referred to and definitely resolved by arbitration in accordance with Clause 18.2.

b)	Third Party Claims

Should a third party make a Claim against the Purchaser or the Company that could lead to the obligation to indemnify in accordance with what is set forth in this Agreement, the Purchaser shall notify the Vendor of the third party claim (the

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“Notice of a Third Party Claim”) cf. above, attaching a copy of the Third Party Claim.

The Vendor will be entitled to oppose the Claim, provided that the Vendor acts at all times with diligence and in good faith, and to employ attorneys of its own choice. The Vendor shall be responsible for all charges and fees, in addition to deposits, guarantees, collateral or amounts that may be required to maintain such an opposition and the Purchaser will be under the obligation to grant litigation power immediately to all attorneys indicated by the Vendor, and to follow the instructions that will be issued by the Vendor to lodge the appropriate defenses, counterclaims, claims or appeals.

However, the Vendor shall not be entitled to oppose a Claim if the Purchaser should decide that transacting the Claim is in the best interest of the Purchaser. In this case the Purchaser is not entitled to claim a Loss or any other claim for indemnification.

In order to allow the Vendor to exercise its right of opposition, the Purchaser or the Company will inform the Vendor, with the greatest expediency, of all the Third Party Claims that are lodged and will take the necessary steps to protect its rights. In the same fashion the Purchaser will provide access to any information or interest for the proceedings and all relevant documentation.

It shall be deemed that the Vendor is not interested in opposing the Claim if, on the earlier of the expiry of fifteen (15) Business Days as from Vendors receipt of the Notice of a Third Party Claim or the period legally established for the opposition, provided however, that such legally established period shall be specially stipulated in the Notice of a Third Party Claim, the Vendor does not give instructions for lodging the opposition. Immediately upon the expiry of such term without the Vendor having opposed the Claim, the Vendor shall be liable for the Losses claimed by the Purchaser, which shall be paid within the ten (10) Business Days following the expiry of such term. However, in no event shall the Vendor be obliged to pay any Losses relating to a Third Party Claim exceeding the amount of such Third Party Claim unless the amount of such Losses exceeding the third party claim has been specifically indicated in the relevant Notice of a Third Party Claim.

The Purchaser shall be entitled at any time to withdraw from the opposition or settle the Claim, even if the Vendor should have used its right to oppose a claim, and the Vendor shall take any necessary action to permit such withdrawal or settle

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ment. In this case the Purchaser shall not be entitled to claim a Loss or any other claim for indemnification.

If the Vendor should use its right to oppose a claim, it shall also be entitled to withdraw from the opposition or transact the claim.

The Vendor shall be liable to the Purchaser once a final judgement or resolution is issued with respect to the claim and for the aggregate amount resulting from such judgement as well as related expenses, including reasonable attorney fees and Court or arbitration costs.

10.5	Duration

The liability of the Vendor under Clause 6 of this Agreement shall cease twelve (12) months after Completion Date (the “Guarantee Period”), as for tax claims, however, when thirty (30) days have passed after usual limitation of actions occurs under current legislation. If the Purchaser’s Claim for a Loss should be notified in writing to the Vendor within the Guarantee Period, then the Guarantee Period for that Loss shall be extended until the Purchaser’s Claim is finally concluded.

11	Indemnity by Purchaser

11.1	Scope of the Purchaser’s liability to the Vendor

Schedule 3 contains a list of guarantees (the “Guarantees”) provided by Vendor on behalf of the Company prior to the signing of the Agreement. Purchaser agrees to indemnify the Vendor for and hold it harmless against any loss, liability or claim arising from the Guarantees after the Completion Date. Further the Purchaser agrees to indemnify the Vendor for and hold it harmless against any loss, liability or claim arising from any breach of, or failure to perform, any of the Purchaser’s obligations contained in the Agreement and for any claims arising form situations occurred, after the Completion date.

11.2	Procedure for substantiating a claim

In the event that the Vendor should wish to make a Claim against the Purchaser for any amount under clause 7.3. or 11.1, the following rules shall be applied.

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As for any Claim, the Vendor shall notify the Purchaser in writing on the existence of a Claim – either submitted as a “Notice of Loss” or a “Notice of a Third Party Claim” cf. below paragraphs a) and b) – within fifteen (15) Business Days after the Vendor becomes or should become aware of the Claim.

If the Vendor has not notified the Purchaser of the Claim within the above time limit, the Vendor forfeits any right to sustain the claim against the Purchaser, cf. Clause 11.1.

a)        Direct Losses

The Vendor shall provide the Purchaser with a notice on the existence of the Claim (the “Notice of Loss”) quantifying the amount of the Losses and accompanying reasonable documentation supporting the Claim. Within fifteen (15) Business Days following receipt of the Notice of Loss, the Purchaser shall be under the obligation to either:

1.        pay the amount specified in the Notice of Loss or;

2        provide the Vendor with a written report on the reasons why the Purchaser disagrees either with the existence of a Loss or with the quantification thereof made in the Notice of Loss.

If the Purchaser disagrees either with the existence of a Loss or with the quantification thereof made in the Notice of Loss, the Parties shall use all reasonable endeavours to resolve the matter on an amicable basis. If the Parties are unable to resolve the matter within a period of thirty (30) Business Days following the Vendor’s receipt of Purchaser’s written report, cf. above, the dispute shall be referred to and definitely resolved by arbitration in accordance with Clause 18.2.

b)        Third Party Claims

Should a third party make a Claim against the Vendor that could lead to the obligation to indemnify in accordance with what is set forth in clause 11.1. above, the Vendor shall notify the Purchaser of the third party claim (the “Notice of a Third Party Claim”) cf. above, attaching a copy of the Third Party Claim.

The Purchaser will be entitled to oppose the Claim, provided that the Purchaser acts at all times with diligence and in good faith, and to employ attorneys of its own choice.

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The Purchaser shall be responsible for all charges and fees, in addition to deposits, guarantees, collateral or amounts that may be required to maintain such an opposition and the Vendor will be under the obligation to grant litigation power immediately to all attorneys indicated by the Purchaser, and to follow the instructions that will be issued by the Purchaser to lodge the appropriate defenses, counterclaims, claims or appeals.

However, the Purchaser shall not be entitled to oppose a Claim if the Vendor should decide that transacting the Claim is in the best interest of the Vendor. In this case the Vendor is not entitled to claim a Loss or any other claim for indemnification.

In order to allow the Purchaser to exercise its right of opposition, the Vendor will inform the Purchaser, with the greatest expediency, of all the Third Party Claims that are lodged and will take the necessary steps to protect its rights. In the same fashion the Vendor will provide access to any information or interest for the proceedings and all relevant documentation.

It shall be deemed that the Purchaser is not interested in opposing the Claim if, on the earlier of the expiry of fifteen (15) Business Days as from Purchaser’s receipt of the Notice of a Third Party Claim or the period legally established for the opposition, provided however, that such legally established period shall be specially stipulated in the Notice of a Third Party Claim, the Purchaser does not give instructions for lodging the opposition. Immediately upon the expiry of such term without the Purchaser having opposed the Claim, the Purchaser shall be liable for the Losses claimed by the Vendor, which shall be paid within the ten (10) Business Days following the expiry of such term. However, in no event shall the Purchaser be obliged to pay any Losses relating to a Third Party Claim exceeding the amount of such Third Party Claim unless the amount of such Losses exceeding the third party claim has been specifically indicated in the relevant Notice of a Third Party Claim.

The Vendor shall be entitled at any time to withdraw from the opposition or settle the Claim, even if the Purchaser should have used its right to oppose a claim, and the Purchaser shall take any necessary action to permit such withdrawal or settlement. In this case the Vendor shall not be entitled to claim a Loss or any other claim for indemnification.

If the Purchaser should use its right to oppose a claim, it shall also be entitled to withdraw from the opposition or transact the claim.

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The Purchaser shall be liable to the Vendor once a final judgement or resolution is issued with respect to the claim and for the aggregate amount resulting from such judgement as well as related expenses, including reasonable attorney fees and Court or arbitration costs.

11.3	Duration

The liability of the Purchaser under Clause 11 of this Agreement shall cease twelve (12) months after Completion Date (the “Guarantee Period”), as for claims according to the Guarantees, however, when thirty (30) days have passed after the obligations according to the Guarantees have ceased to exist. If the Vendor’s Claim for a Loss should be notified in writing to the Purchaser within the Guarantee Period, then the Guarantee Period for that Loss shall be extended until the Vendor’s Claim is finally concluded.

12	Assignment and Interest on late payment

12.1
This Agreement is personal to the Parties and cannot be assigned by any of them save for assignments by the Purchaser duly notified to the Vendor in writing prior to such assignment in favour of any group related companies which the Purchaser directly or indirectly controls or which the Purchaser is controlled by.

For the avoidance of doubt, the Parties´ rights hereunder shall be maintained and not be affected in any way regardless of any merger, business contribution, change of control or restructuring of any kind by which the Party in question may be affected.

12.2
Any amount owed by one Party to the other Party pursuant to this Agreement shall accrue interest for late payment in accordance with Danish Law on late payments, without the need for any demand for payment to be issued and shall be calculated up to the date on which the amounts owed are duly settled.

13	Publicity

Except in relation to the compliance with the mandatory legal or regulatory requirements, e.g. stock disclosure requirements, no announcement or distribution of any information concerning the subject-matter of this Agreement shall be made after the date of this Agreement by any of the Parties to this Agreement or in their name without prior written consent of the other Party.

14	Costs

Each of the Parties to this Agreement shall bear their own costs, fees and other expenses of a legal or accounting nature arising from the negotiation, preparation and performance of this Agreement.

15	Notices

15.1	Address for Service

The Vendor and the Purchaser respectively elect the addresses noted below as their address for service of notice. Any notice sent by one of the Parties to the other Party in relation to this Agreement shall be in writing and signed by or on behalf of the Party sending it and shall be delivered by any means admitted by law which permit to have full proof and record of the contents of the notice and of the date of its receipt, marked for the attention of the recipient in accordance with Clause 15.2 of this Agreement (or any other address or recipient which may be notified under the terms of this Agreement).

15.2	Addresses of the Parties

The addresses of the parties for the purpose of Clause 15.1 of this Agreement are as follows:

To the Vendor:

Columbus McKinnon Corporation, 140 John James Audubon Parkways, Amherst New York 14228-1197, USA.

With copy to:

Attorney-at-law Morten Jensen, Hasserisvej 174, DK-9000 Aalborg.

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To the Purchaser:

Industrial Automation Group A/S, Morsøgade 10, DK-6700 Esbjerg

With copy to:

Attorney-at-law Jacob Østervang, Sønder Alle 9, DK-8000 Århus C

16	Confidentiality

The Parties undertake not to disclose any Confidential Information and specifically the Consideration unless required to do so by law, or required to do so by any applicable stock exchange regulations or contract or disclosure has been consented to by the other Party.

17	Miscellaneous

17.1	Language

The language of this Agreement is English, and all documents and notices hereunder shall be in English unless otherwise agreed by the Parties.

17.2	Entire Agreement

This Agreement constitutes the entire agreement of the Parties relating to this subject and cancels and replaces any documents executed by, or communicated between, the Parties in relation to this subject.

17.3	Waiver

The failure of any Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon the strict adherence to that term or any other terms of this Agreement.

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17.4	Amendments

No change, termination or attempted modification of any of the provisions of this Agreement shall be binding on the Vendor or on the Purchaser unless agreed by both Parties in writing. No modifications, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the Purchaser or the Vendor to enforce any claim, whether or not liquidated, that accrued prior to the date of such modification, termination, rescission, discharge or cancellation of this Agreement.

17.5	Severability

In the case where any of the provisions of the Agreement would be considered or held, at any time whatsoever, by an authority or a Court having jurisdiction, as being inapplicable, illegal or unenforceable, the validity, legality and enforceability of the other provisions of the Agreement shall not be affected; the Parties, however, agree that in such case, they shall negotiate in good faith in order to agree on terms that shall be applicable and that shall supersede the provision which would be null, illegal or non-enforceable; these terms will have to be as consistent as possible with the intent of the Parties as initially expressed.

17.6	Counterparts

This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

18	Applicable law and Disputes

18.1	Applicable law

This Agreement shall be governed by and interpreted in accordance with Danish law without regard to the conflicts of law provisions thereon.

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BØRGE NIELSEN

18.2	Competent jurisdiction

Any disputes arising from this Agreement, shall be definitively resolved by arbitration by the Arbitration Tribunal of Copenhagen (Copenhagen Arbitration), in accordance with its Regulations and Rules by 3 arbitrators unless the Parties agree that there shall be only one arbitrator. Each Party shall appoint one arbitrator and the two arbitrators shall appoint the third arbitrator who shall be the chairman of the court of arbitration. In the absence of appointment by a Party within thirty (30) Business Days of having received notice of the request for arbitration, such arbitrator shall be appointed by the Arbitration Tribunal of Copenhagen.

The cost associated with the arbitration proceedings together with reasonable attorney’s fees shall be distributed between the Parties by the arbitration tribunal in whichever portion it finds fair and reasonable.

The arbitration shall take place in Copenhagen and the language shall be English.

The Parties expressly agree to abide and be bound by the arbitration award.

LAW OFFICES
BØRGE NIELSEN

IN WITHNESS WHEREOF, the Parties have duly executed this Agreement in Aalborg in two (2) originals on the date first written above.

As long as this Agreement is only signed by either the Purchaser or the Vendor it is to be considered as an offer from the signing party which offer is open for the counterparts acceptance for a period of 24 hours after the counterparty’s receipt of the Agreement signed by the first party.

Aalborg,  18 /  7      2008

On behalf of                                                                                    On behalf of
Columbus McKinnon Corporation                                             Produktionsoptimering Aps

/s/ Karen L. Howard                                                      /s/Henrik Frisch

/s/ Timothy T. Tevens

The undersigned Industrial Automation Group A/S hereby confirms that we will issue letter of indemnification as mentioned in clause 4.2.

Esbjerg,   18  /  7    2008
On behalf of
Industrial Automation Group A/S

/s/Henrik Frisch